EXHIBIT 99.1

PriceSmart Announces November Sales

SAN DIEGO, CA (December 08, 2004) – PriceSmart, Inc. (NASDAQ: PSMT), (www.pricesmart.com) announced that for the month of November 2004, net sales increased 3.4% to $53.6 million from $51.9 million a year earlier. For the three months and quarter ended November 30, 2004, net sales increased 6.3% to $153.3 million from $144.2 million last year. The Company had 26 warehouse clubs in operation at the end of November 2004 (excluding 3 unconsolidated warehouse clubs in Mexico that are owned through a 50/50 joint venture).

For the five weeks ended December 5, 2004, comparable warehouse sales for warehouse clubs open at least 12 full months increased 6.1% compared to the same five-week period last year. For the thirteen weeks ended December 5, 2004, comparable warehouse sales for clubs open at least 12 full months increased 7.0%.

About PriceSmart

PriceSmart, headquartered in San Diego, owns and operates U.S.-style membership shopping warehouse clubs in Central America, the Caribbean, and Asia, selling high quality merchandise at low prices to PriceSmart members. PriceSmart now operates 26 warehouse clubs in 12 countries and one U.S. territory (four each in Panama and the Philippines; three in Costa Rica; two each in Dominican Republic, El Salvador, Guatemala, Honduras, and Trinidad; and one each in Aruba, Barbados, Jamaica, Nicaragua and the United States Virgin Islands).

This press release may contain forward-looking statements concerning the Company’s anticipated future revenues and earnings, adequacy of future cash flow and related matters. These forward-looking statements include, but are not limited to, statements containing the words “expect,” “believe,” “will,” “may,” “should,” “project,” “estimate,” “scheduled,” and like expressions, and the negative thereof. These statements are subject to risks and uncertainties that could cause actual results to differ materially, including the following risks: the Company had a substantial loss in fiscal 2003 and in fiscal 2004 and may continue to incur losses in future periods; the Company is required to comply with financial covenants governing our outstanding indebtedness; the Company’s financial performance is dependent on international operations; any failure by the Company to manage its widely dispersed operations could adversely affect its business; although the Company has taken steps to significantly improve its internal controls, there may be material weaknesses or significant deficiencies that the Company has not yet identified; the Company is currently defending litigation relating to its financial restatement; the Company faces significant competition; the Company may encounter difficulties in the shipment of and inherent risks in the importation of merchandise to its warehouse clubs; the success of the Company’s business requires effective assistance from local business people; the Company is exposed to weather and other risks associated with international operations; declines in the economies of the countries in which the Company operates its warehouse clubs would harm its business; a few of the Company’s stockholders have control over the Company’s voting stock, which will make it difficult to complete some corporate transactions without their support and may prevent a change in control; the loss of key personnel could harm the Company’s business; the Company is subject to volatility in foreign currency exchange; the Company faces the risk of exposure to product liability claims, a product recall and adverse publicity; a determination that the Company’s long-lived or intangible assets have been impaired could adversely affect the Company’s future results of operations and financial position; and the Company faces increased costs and compliance risks associated with Section 404 of the Sarbanes-Oxley Act of 2002; as well as the other risks detailed in the Company’s SEC reports, including the Company’s Form 10-K for the fiscal year ended August 31, 2004 filed pursuant to the Securities Exchange Act of 1934 on November 24, 2004. We assume no obligation and expressly disclaim any duty to update any forward-looking statement to reflect events or circumstances after the date of this presentation or to reflect the occurrence of unanticipated events. Certain prior period amounts have been reclassified to conform to the current period presentation.

For further information, please contact Robert E. Price, Interim Chief Executive Officer at (858) 551-2336; or John M. Heffner, Executive Vice President and Chief Financial Officer at (858) 404-8826.